UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 30, 2025

Universal Biosensors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue Rowville, 3178, Victoria Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

+61 3 9213 9000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Craig Coleman from the Board of Directors

On June 30, 2025, Craig Coleman resigned as a member of the Board of Directors (the “Board”) of Universal Biosensors, Inc. (the “Company”). Mr. Coleman’s decision to resign from the Board was not the result of any dispute or disagreement with the Company, its management, its Board, or any committee of the Board on any matter relating to the Company’s operations, policies or practices. The Company and the Board extend their gratitude to Mr. Coleman for his contributions to the Company.

In connection with Mr. Coleman’s resignation, the Board reduced the size of the Board from five members to four. The Board and Judith Smith mutually agreed that such director would be reclassified from Class I to Class II to maintain the number of directors in each class as nearly equal as possible. Following the reclassification, the composition of the Board is as follows:

●	Class I (term expiring at the 2027 Annual Meeting of Stockholders): Peter Mullin;
●	Class II (term expiring at the 2026 Annual Meeting of Stockholders): Judith Smith; and
●	Class III (term expiring at the 2028 Annual Meeting of Stockholders): David Hoey and Graham McLean.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: July 7, 2025	By:	/s/ Peter Mullin
Peter Mullin
Chief Executive Officer